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                          [Rogers & Wells Letterhead]

                               November 12, 1996


Fidelity Advisor Korea Fund, Inc.
82 Devonshire Street
Boston, Massachusetts 02109


Ladies and Gentlemen:

     We have acted as counsel for Fidelity Advisor Korea Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of a Registration Statement on Form N-2 (File Nos. 333-14049 and 811-8608) (the "Registration Statement") relating to the Fund's issuance of non-transferable rights (the "Rights") to subscribe for up to 1,469,031 shares of Common Stock of the Fund, par value $0.001 per share (the "Shares").

     In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that:

     1. The Fund has been duly incorporated and is validly existing in good standing under the laws of the State of Maryland.

     2. The issuance of the Rights and the sale of the Shares have been duly authorized and, when issued as contemplated in the Registration Statement, the Rights will be legally issued and, when issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in such Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     As to certain matters governed by the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury, L.L.P., a copy of which is attached hereto.


                                        Very truly yours,


                                        /s/ Rogers & Wells